UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8 – K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report:  May 30, 2006

QUIXOTE CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number 001-08123

DELAWARE	36-2675371
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

35 EAST WACKER DRIVE, CHICAGO, ILLINOIS	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:  (312) 467-6755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry Into a Material Definitive Agreement.

Item 1.02               Termination of a Material Definitive Agreement.

Item 8.01               Other Events.

On May 30, 2006, we and our subsidiary, U. S. Traffic Corporation (“UST”), settled all outstanding litigation with Myers America, Inc., Myers Power Products, Inc.,  Myers/Nuart Electrical Products, Inc., Raymond International W. L. L., Raymond Overseas Holding, Limited and Basil Vasilou.  The parties were involved in two cases in the Circuit Court of Cook County, Illinois: Myers America, Inc. f/k/a U. S. Traffic Corporation vs. U. S. Traffic Corporation, f/k/a Green Light Acquisition Company, No. 05 Ch 16573  and U. S. Traffic Corporation f/k/a Green Light Acquisition Company vs. Myers America, Inc. f/k/a U. S. Traffic Corporation et. al., No 05 L 010719. See the description of both litigation matters and the underlying disputes in our reports on Form 8-K for January 13, 2005, and Form 10-Q for the quarters ended September 30, 2005, December 31, 2005 and March 31, 2006.

To settle the case, Myers America, Inc. and its affiliates paid us $3 million in cash, and the parties agreed to waive various claims against each other and to modify or terminate certain agreements.  In particular, the parties waived claims arising from the payment terms, covenants and representations and warranties in the agreements that were the basis of our purchase of the intersection control business from Myers America, Inc. in May 2003.  The OEM Supply Agreement between UST and Myers Power Products, Inc. dated May 16, 2003 was terminated except for an abbreviated non-compete covenant and the obligations to supply and pay for products currently subject to outstanding purchase orders.  The Asset Purchase Agreement dated May 16, 2003 between the parties and certain stockholder non-competition agreements were terminated except for an abbreviated non-competition covenant.  Pursuant to the amended agreements, Myers America, Inc. and affiliates will refrain from selling uninterruptible power supplies for use in intersection control to the Cities of New York and Chicago until May 2008.  We re-affirmed the $5 million Subordinated Promissory Note of UST dated May 16, 2003 to Myers America, Inc. and Myers/NuArt Electrical Products, Inc.  Our Guaranty dated May 16, 2003 of UST’s obligations was amended to limit its scope to the Promissory Note.  We also guaranteed payments due Myers America, Inc. and its affiliates pursuant to outstanding purchase orders and the lease of the Tecate, Mexico facility.

Item 9.01               Financial Statements and Exhibits.

(D)  Exhibits.

10(u)       Settlement Agreement dated May 30, 2006 by and among U. S. Traffic Corporation, Quixote Corporation, Myers America, Inc., Myers Power Products, Inc., Myers/NuArt Electrical Products, Inc., Raymond International W. L. L., Raymond Overseas Holding, Limited and Basil Vasilou.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUIXOTE CORPORATION

DATE:	May 30, 2006	/s/ Daniel P. Gorey
DANIEL P. GOREY
Vice President, Chief Financial
Officer and Treasurer
(Chief Financial & Accounting Officer)

EXHIBIT INDEX

Exhibit

10(u)       Settlement Agreement dated May 30, 2006 by and among U. S. Traffic Corporation, Quixote Corporation, Myers America, Inc., Myers Power Products, Inc., Myers/NuArt Electrical Products, Inc., Raymond International W. L. L., Raymond Overseas Holding, Limited and Basil Vasilou.